Exhibit 10.06

FORM OF

VOCERA COMMUNICATIONS, INC.

2006 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made and entered into as of July 31, 2007 (the “Grant Date”), by and between Vocera Communications, Inc., a Delaware corporation (the “Company”), and [Name of Optionee]1 (“Optionee”).

NOW, THEREFORE, the parties agree as follows:

1. Option Grant. Subject to all of the terms and conditions of this Agreement and of the Company’s 2006 Stock Option Plan (the “Plan”), Optionee will have an option (the “Option”) to purchase shares of the Company’s Common Stock (the “Option Shares”) on the following terms:

Grant#:	[Grant Number]

Number of Option Shares:	[Number of Shares]

Option Price Per Share:	$0.29

Expiration of Option Term:	Ten (10) years from the Grant Date

Vesting Start Date:	July 31, 2007

In the event of any conflict between the terms of this Agreement and/or the Plan, on the one hand, and the Notice of Grant of Stock Options and Option Agreement attached hereto as Attachment 1 (the “Notice”), on the other hand, the terms of this Agreement and/or the Plan, as the case may be, will prevail.

The Option is designated one of the following (check one):

☐ Revenue Objective Milestone Option. The Option will be unvested until the earlier to occur of the following (at which time the entire Option will become fully vested): (i) the Company has four fiscal consecutive quarters of revenue that total $72,000,000 OR (ii) the Company is (a) acquired by another entity or person by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of

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Robert Zollars received two option grants (815,117 shares designated as Revenue Objective Milestone Option; 1,086,822 shares designated as Market Cap Objective Milestone Option); Brent Lang received two option grants (48,968 shares designated as Revenue Objective Milestone Option; 65,291 shares designated as Market Cap Objective Milestone Option); Victoria Perkins received two option grants (23,796 shares designated as Revenue Objective Milestone Option; 31,728 shares designated as Market Cap Objective Milestone Option); and Martin Silver received two option grants (32,599 shares designated as Revenue Objective Milestone Option; 43,465 shares designated as Market Cap Objective Milestone Option).

transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) sells or exclusively licenses all or substantially all of the Company’s assets (each of subsection (a) and (b) hereof defined as a “Sale Event”), and such Sale Event results in at least $400 million in net proceeds to the stockholders.

☐ Market Cap Objective Milestone Option. The Option will be unvested until the earlier to occur of the following (at which time the entire Option will become fully vested): (i) a Sale Event (as defined above) resulting in at least $400 million in net proceeds to the stockholders OR (ii) the initial public offering of the Company, if following such initial public offering, the market capitalization of the Company is $400 million or more for ten (10) consecutive business days (with market capitalization being calculated by multiplying the number of outstanding shares by the average share price over the ten (10) consecutive business day period).

Notwithstanding anything else set forth in this Agreement or the Notice, there will be no vesting once the Optionee suffers a Termination of Eligibility Status and the vesting schedule will be suspended during any period while the Optionee is on a leave of absence from the Company or its Subsidiaries or Affiliates, as determined by the Administrator. It is acknowledged and agreed that any date set for “Expiration” of the Option set forth in the Notice reflects the maximum possible Option Term, but that the Option Term may be reduced as set forth in the Plan, and the Grace Periods for exercise of the Option as set forth in the Plan will apply to the Option.

The status of whether the Option will be treated as an ISO as defined in the Plan (in all events nonemployees are not eligible to receive ISOs) is as follows (check one):

☐ The Option will be an ISO to the maximum extent permitted under the Code.

☐ The Option will not be an ISO.

2. Representations and Warranties of Optionee. Optionee represents and warrants that Optionee is acquiring the Option, and will acquire any Option Shares obtained upon exercise of the Option, for investment purposes only, for Optionee’s own account, and with no view to the distribution thereof.

3. No Employment or Independent Contractor Rights. This Agreement gives Optionee no right to be retained as an employee of, or independent contractor to, the Company and/or its Subsidiaries or Affiliates.

4. Terms of the Plan. Optionee understands that the Plan includes important terms and conditions that apply to the Option. Those terms include: important conditions to the right of Optionee to exercise the Option; important restrictions on the ability of Optionee to transfer the Option or to Transfer any of the Option Shares received upon exercise of the Option; rights

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in the Company (or its assignee) to repurchase Option Shares, following a Termination of Eligibility Status; and early termination of the Option following the occurrence of certain events. OPTIONEE HAS READ THE PLAN, AGREES TO BE BOUND BY ITS TERMS, AND MAKES EACH OF THE REPRESENTATIONS REQUIRED TO BE MADE BY OPTIONEE UNDER IT. OPTIONEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS GIVEN NO LEGAL OR TAX ADVICE CONCERNING THE OPTION AND HAS ADVISED OPTIONEE TO CONSULT WITH OPTIONEE’S OWN TAX OR FINANCIAL ADVISOR ABOUT THE TAX TREATMENT OF THE OPTION AND ITS EXERCISE.

5. Arbitration. In the event of any dispute concerning the enforcement of this Agreement, the dispute will be submitted to binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, provided that: (i) the arbitrator will be instructed and empowered to take whatever steps to expedite the arbitration as he or she deems reasonable; (ii) each party will bear its own costs in connection with the arbitration, provided that the costs of the arbitrator will be borne by the party who the arbitrator determines not to have prevailed in the matter (unless applicable law requires the Company to bear such costs in all cases, in which case the Company will bear such costs); (iii) the arbitrator’s judgment will be final and binding upon the parties, except that it may be challenged on the grounds of fraud or gross misconduct; and (iv) the arbitration will be held in San Francisco’, California. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction.

6. Miscellaneous.

(a) Governing Law: Interpretation. This Agreement will be governed by the substantive laws of the State of California applicable to contracts entered into and fully performed in California. The headings and captions of the Sections of this Agreement are for convenience only and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein. Capitalized terms and phrases that are not otherwise defined herein will have the meanings given them in the Plan. The terms and conditions of this Agreement will prevail over any expressly conflicting terms and conditions in the Plan except to the extent expressly set forth in the Plan.

(b) Assignment. This Agreement is personal to Optionee and Optionee may not assign any of Optionee’s rights or delegate any of Optionee’s obligations hereunder without first obtaining the prior written consent of the Company, except as expressly set forth in the Plan.

(c) Severability. In the event any provision of this Agreement or the application of any such provision to either of the parties is held by a court of competent jurisdiction to be contrary to law, such provision will be deemed amended to the extent necessary to comply with such law, and the remaining provisions of this Agreement will remain in full force and effect.

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(d) Entire Agreement; Amendments. This Agreement constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof, including, without limitation, any negotiations, understandings or agreements with respect to participating in the equity (including options thereon) in the Company except to the extent reflected in a share certificate heretofore issued in the name of Optionee or in a fully executed written option agreement under an established option plan with the Company. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.

IN WITNESS WHEREOF, the parties have entered into this Stock Option Agreement as of the Grant Date.

OPTIONEE	VOCERA COMMUNICATIONS, INC.

Signature:	By:
Print Name:	Name:	Martin J. Silver
Address:	Its:	Chief Financial Officer
	Address:	20600 Lazaneo Drive; 3rd Floor
Cupertino, CA 95014-2277

Attachments:	(1) Notice of Grant of Stock Options with vesting schedule (from EquityEdge)
(2) Spousal Consent
(3) Form of Exercise Notice
(4) 2006 Stock Option Plan

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Notice of Grant of Stock Options and Option Agreement	Vocera Communications ID: 94-3354663 20600 Lazaneo Drive Cupertino, CA 95014

[Name of Optionee] [Address of Optionee] [Address of Optionee]	Option Number: Plan: ID:	[Option Number] 2006 [ID Number]

Effective 7/31/2007, you have been granted a(n) Non-Qualified Stock Option to buy [Number of Shares] shares of Vocera Communications (the Company) stock at $0.2900 per share.

The total option price of the shares granted is $[Dollar Amount].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
[Shares]	On Vest Date	7/31/2011	7/31/2017

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Vocera Communication	Date

[Name of Optionee]	Date

VOCERA COMMUNICATIONS, INC.

2006 STOCK OPTION PLAN

CONSENT OF SPOUSE

I am the spouse of [Name of Optionee], who, together with Vocera Communications, Inc. (the “Company”), has entered into the Stock Option Agreement, to which this Consent is attached. Capitalized terms not defined herein will have the meaning set forth in such agreement.

I have read and understand the Stock Option Agreement and the Company’s 2006 Stock Option Plan (the “Plan”). I acknowledge that, by execution hereof, I am bound by the Stock Option Agreement and the Plan, as to any and all interests I may have in the Option and the Option Shares. In particular, I understand and agree that the Option and the Option Shares (including any interest that I may have therein) are subject to certain repurchase rights in the Company and certain restrictions on transfer.

I agree that I will not do anything to try to prevent the operation of any part of the Stock Option Agreement or the Plan. I acknowledge that I have had an opportunity to obtain independent counsel to advise me concerning the matters contained herein.

Signature:

Name:

Date:

VOCERA COMMUNICATIONS, INC.

2006 STOCK OPTION PLAN

NOTICE OF EXERCISE

Vocera Communications, Inc. (the “Company”)

20600 Lazaneo Drive; Third Floor

Cupertino, CA 95014

Attn: Chief Financial Officer

Ladies and Gentlemen:

This constitutes notice under my Stock Option Agreement pursuant to the Vocera Communications, Inc. 2006 Stock Option Plan (the “Plan”) of my election to purchase the number of shares set forth below:

Date of Stock Option Agreement:

Grant#:	[Grant Number]

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Exercise price per share:	$0.29

Total cash exercise price, being delivered herewith:	$____________________________________________________

Date of exercise:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, (iii) to abide by any transfer restrictions set forth in the Plan and the Bylaws of the Company; and (iv) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Contemporaneously herewith, I am delivering to the Company an executed blank Stock Assignment Separate from Certificate in the form attached hereto.

Very truly yours,

Signature:

Name:	[Name of Optionee]

Date:

Address:

Social Security Number:

STOCK ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Option Agreement entered into by and between Vocera Communications, Inc. (the “Company”) and the undersigned (the “Agreement”) and pursuant to the Company’s 2006 Stock Option Plans (the “Plan”), the undersigned hereby sells assigns, and transfers unto                                                                   (                    ) shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No. C-         delivered herewith. The undersigned does hereby irrevocably constitute and appoint the Security of the Company, with full power of substitution, to transfer and stock on the books of the company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE PLAN.

DATED:

Signature:

Name:	[Name of Optionee]

Instructions: Please sign this Stock Assignment above, but do not fill in any blanks.

The purpose of this Stock Power and Assignment Separate from Certificate is to facilitate the exercise of the Company’s rights under the Agreement and Plan.